Exhibit 10.28

EXECUTION COPY

RUTH’S HOSPITALITY GROUP, INC.

(F/K/A/ RUTH’S CHRIS STEAK HOUSE, INC.)

FIRST AMENDMENT TO

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of February 26, 2009 and entered into by and among RUTH’S HOSPITALITY GROUP, INC. (f/k/a/ Ruth’s Chris Steak House, Inc.), a Delaware corporation (“Company”), the financial institutions from time to time party thereto (“Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for Lenders (“Administrative Agent”), and, for purposes of Section 4 hereof, the Guarantors (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain First Amended and Restated Credit Agreement dated as of February 19, 2008, as amended to the date hereof (as so amended, the “Credit Agreement”), by and among Company, Lenders, Banc of America Securities LLC, as a co-lead arranger, Bank of America, N.A., as syndication agent and Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as co-documentation agents and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

R E C I T A L S

WHEREAS, Company and Lenders desire to amend the Credit Agreement to make certain amendments as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT.

Section 1.1 Amendments to Section 1: Definitions.

A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“’Deed of Trust’ means a security instrument (whether designated as a deed of trust or a mortgage) executed and delivered by any Loan Party, substantially in the form of Exhibit XII annexed hereto or in such other form as may be satisfactory to Company and approved by Administrative Agent in its sole discretion, with such changes thereto as may be recommended by Administrative Agent’s local counsel based on local laws or customary local mortgage or deed of trust practices.”

“’First Amendment’ means the First Amendment to First Amended and Restated Credit Agreement dated as of February 25, 2009 among Company, Lenders and Administrative Agent.”

“’First Amendment Effective Date’ means the date on which all conditions set forth in Section 3 of the First Amendment are satisfied.”

“’Florida Headquarters’ means the property located at 500 International Parkway, Suite 100, Heathrow, Florida 32746.”

“’Fort Lauderdale Property’ means the property located at 2525 North Federal Highway, Fort Lauderdale, Florida 33305.”

“’Single Restaurant EBITDA’ means, with respect to any restaurant, the sum, without duplication, of the amounts for such restaurant for the most recent twelve-month period preceding the sale of such restaurant for which Company’s results of operations are available of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, and (v) total amortization expense, in the case of clauses (ii)-(v), to the extent deducted in the calculation of Consolidated Net Income, determined for such restaurant in conformity with GAAP. For purposes of determining Single Restaurant EBITDA, references in the definitions of “Consolidated Net Income” and “Consolidated Interest Expense” to Company and its Subsidiaries shall be deemed to refer to such restaurant.”

B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of “Consolidated Capital Expenditures”, “Consolidated EBITDA” and “Consolidated Leverage Ratio” therefrom in their entirety and substituting the following therefor:

“’Consolidated Capital Expenditures’ means, for any period and without duplication, the sum of the aggregate of all expenditures, including, to the extent not already included as an expenditure, the purchase price of any acquired Ruth’s Chris restaurant franchise, (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries. For purposes of this definition, the purchase price of any asset that is purchased with insurance proceeds or with Net Asset Sale Proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the amount of such insurance proceeds or Net Asset Sale Proceeds, as the case may be.”

“’Consolidated EBITDA’ means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) non-cash write-offs or impairment of restaurant assets (including write-offs due to impairment of goodwill) and cash write-offs of the Manhattan UN Facility, (vii) non-recurring costs and expenses in connection with severance payments, hurricane and relocation costs, and business acquisition costs, (viii) ongoing non-cash GAAP costs in connection with, but not limited to, stock options, restricted stock, bank fees and pre-opening straight-line rent, (ix) non-recurring costs and expenses in connection with restaurant closures and lease terminations in an aggregate amount not to exceed $4,000,000, and (x) Consolidated Rental Expense under the Real Property Operating Lease for the Florida Headquarters following the sale and leaseback of such property, in the case of clauses (ii)-(x), to the extent deducted in the calculation of Consolidated Net Income, less non-cash items added in the calculation of Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided that in the event Company or any of its Subsidiaries acquires a Ruth’s Chris restaurant franchise during such period, Consolidated EBITDA for such period shall be calculated on a Pro Forma Basis; provided further that Consolidated EBITDA for the Fiscal Quarters ending prior to March 29, 2009 shall include Acquisition EBITDA for such period as reflected in the financial statements of the Acquired Business for such period delivered to Company and Administrative Agent (as if the Acquired Business were acquired on the first day of such period).”

“’Consolidated Leverage Ratio’ means, as at any date, the ratio of (i) the sum of Consolidated Total Debt (other than Indebtedness with respect to any Capital Lease created through the sale and leaseback of the Florida Headquarters) as at such date plus the Letter of Credit Usage as at such date to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarter period most recently ended as at such date.”

Section 1.2 Amendments to Section 2: Amounts and Terms of Commitments and Loans.

A. Revolving Loan Commitment. Subsection 2.1A(i) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(i) Revolving Loans. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the First Amendment Effective Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Revolving Lender’s Revolving Loan Commitment, as of the First Amendment Effective Date, is set forth opposite its name on Schedule 2.1 annexed hereto, and the

Revolving Loan Commitment Amount, as of the First Amendment Effective Date, is $175,000,000; provided that the amount of the Revolving Loan Commitment of each Revolving Lender shall be adjusted to give effect to any assignment of such Revolving Loan Commitment pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitment Amount then in effect.”

B. Interest on the Loans. Clause (i) of subsection 2.2A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Revolving Loans shall bear interest through maturity as follows:

if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four consecutive Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 4.1K or 6.1(iv); or

if a Eurodollar Rate Loan, then at the sum of the Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four consecutive Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 4.1K or 6.1(iv):

	Consolidated Leverage Ratio	Eurodollar Rate Margin	Base Rate Margin
Greater than or equal to	4.00:1.00	4.25%	3.00%

Greater than or equal to but less than	3.25:1.00 4.00:1.00	3.50%	2.25%

Greater than or equal to but less than	2.50:1.00 3.25:1.00	3.00%	1.75%

Less than	2.50:1.00	2.50%	1.25%

provided that, until the delivery of the Compliance Certificate for the second Fiscal Quarter ending after the First Amendment Effective Date, the applicable margin on and after the First Amendment Effective Date for Revolving Loans that are Eurodollar Rate Loans shall be 3.50% per annum and for Revolving Loans that are Base Rate Loans shall be 2.25% per annum.”

C. Interest Periods. Subsection 2.2B of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (vi) thereof, (ii) deleting the period at the end of clause (vii) thereof and substituting “; and” therefor, and (iii) adding the following as new clause (viii) thereof:

“(viii) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the Revolving Loan Commitment Amount is scheduled to occur unless the sum of (a) the aggregate principal amount of Revolving Loans that are Base Rate Loans plus (b) the aggregate principal amount of Revolving Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Revolving Loan Commitment Amount then in effect over the aggregate principal amount of Revolving Loans then outstanding equals or exceeds the permanent reduction of the Revolving Loan Commitment Amount that is scheduled to occur on such date.”

D. Fees. Subsection 2.3A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“A. Commitment Fees. Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender’s Pro Rata Share, commitment fees for the period from and including the Restatement Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitment Amount over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus (ii) the Letter of Credit Usage multiplied by a rate per annum equal to the percentage set forth in the table below opposite the Consolidated Leverage Ratio for the four consecutive Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 4.1K or 6.1(iv):

	Consolidated Leverage Ratio	Commitment Fee Percentage
Greater than Or equal to	3.25:1.00	0.500%

Less than	3.25:1.00	0.375%

such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each calendar year, commencing on March 31, 2009, and on the Revolving Loan Commitment Termination Date; provided that until the delivery of the Compliance Certificate for the second Fiscal Quarter ending after the First Amendment Effective Date, the applicable commitment fee percentage on and after the First Amendment Effective Date shall be 0.500% per annum. Upon delivery of the Compliance Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the applicable commitment fee percentage shall be adjusted, such adjustment to become effective on the third succeeding Business Day following the receipt by Administrative Agent of such Compliance Certificate; provided that, if at any time a Compliance Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Compliance Certificate was required to be delivered until delivery of such Compliance Certificate, the applicable commitment fee percentage shall be the maximum percentage amount set forth above.”

E. Reduction of Revolving Loan Commitment Amount. Subsection 2.4A of the Credit Agreement is hereby amended by adding the following at the end of clause (ii) thereof:

“Any such voluntary reduction of the Revolving Loan Commitment Amount shall be applied as specified in subsection 2.4A(iv).”

F. Reduction of Revolving Loan Commitment Amount. Subsection 2.4A of the Credit Agreement is hereby further amended by adding the following at the end of clause (iii)(a) thereof:

“Notwithstanding anything to the contrary contained in this clause (a), (i) no later than the first Business Day following the date of receipt by Company of Net Asset Sale Proceeds in respect of the sale of the Florida Headquarters, Company shall prepay the Loans and/or the Revolving Loan Commitment Amount shall be permanently reduced in an amount equal to 75% of such Net Asset Sale Proceeds and (ii) Company shall not be required to prepay the Loans and/or the Revolving Loan Commitment Amount shall not be permanently reduced in the amount of the Net Asset Sale Proceeds in respect of the sale of the Fort Lauderdale Property.”

G. Reduction of Revolving Loan Commitment Amount. Subsection 2.4A of the Credit Agreement is hereby further amended by adding the following new clause (d) to clause (iv) thereof:

“(d) Application of Unscheduled Reductions of the Revolving Loan Commitment Amount. Any voluntary reduction of the Revolving Loan Commitment Amount pursuant to subsection 2.4A(ii) shall be applied to reduce the scheduled reductions of the Revolving Loan Commitment Amount set forth in subsection 2.4A(v) in forward chronological order. Any mandatory reduction of the Revolving Loan Commitment Amount pursuant to subsection 2.4A(iii) shall be applied to reduce the scheduled reductions of the Revolving Loan Commitment Amount set forth in subsection 2.4A(v) in inverse chronological order.”

H. Reduction of Revolving Loan Commitment Amount. Subsection 2.4A of the Credit Agreement is hereby further amended by adding the following new clause (v) thereto:

“(v) Scheduled Reductions of Revolving Loan Commitment Amount. The Revolving Loan Commitment Amount shall be permanently reduced on the last day of the Fiscal Quarter ended on or around the dates and in the amounts set forth below:

Date	Scheduled Reduction
December 31, 2009	$5,000,000

June 30, 2010	$5,000,000

December 31, 2010	$5,000,000

June 30, 2011	$5,000,000

December 31, 2011	$5,000,000

June 30, 2012	$5,000,000

December 31, 2012	$5,000,000

; provided that the scheduled reductions of the Revolving Loan Commitment Amount set forth above shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Loan Commitment Amount in accordance with subsection 2.4A(iv).”

I. Increase in Commitments. Subsection 2.10 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“[Intentionally Omitted]”

Section 1.3 Amendments to Section 6: Company’s Affirmative Covenants.

Subsection 6.8 of the Credit Agreement is hereby amended by adding the following new subsections D, E and F thereto:

“D. Florida Headquarters. In the event that Company does not sell the Florida Headquarters within 90 days following the First Amendment Effective Date, Company shall, no later than five Business Days thereafter, deliver to Administrative Agent:

1. A fully executed and notarized Deed of Trust, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the Florida Headquarters;

2. (a) An ALTA mortgagee title insurance policy or unconditional commitment therefor issued by a title company acceptable to Administrative Agent with respect to the Florida Headquarters, in an amount to be agreed upon, insuring fee simple title to such property vested in Company and assuring Administrative Agent that the applicable Deed of Trust creates a valid and enforceable First Priority mortgage Lien on the Florida Headquarters, subject only to a standard survey exception, which policy (1) shall include an endorsement for mechanics’ liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that Company has (i) delivered to the title company all certificates and affidavits required by the title company in connection with the issuance of the policy and (ii) paid to the title company or appropriate Government Authorities all expenses and premiums of the title company in connection with the issuance of the policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Deed of Trust in the appropriate real estate records;

3. A title report issued by the title company with respect to the Florida Headquarters, dated not more than 30 days prior to the date hereof and satisfactory in form and substance to Administrative Agent;

4. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the policy or in the title report;

5. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) the Florida Headquarters is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (2) the community in which the Florida Headquarters is located is participating in the National Flood Insurance Program, (b) if applicable, Company’s written acknowledgement of receipt of written notification from Administrative Agent and in the event the Florida Headquarters is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

6. If requested, by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) with respect to the enforceability of the form of Deeds of Trust to be recorded in Florida and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.”

“E. Other Real Property. No later than 60 days following the First Amendment Effective Date, Company shall deliver to Administrative Agent:

1. Fully executed and notarized Deeds of Trust, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each property listed on Schedule 6.8 annexed hereto;

2. (a) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by a title company acceptable to Administrative Agent with respect to such property, in amounts to be agreed upon, insuring fee simple title to each such property vested in Company and assuring Administrative Agent that the applicable Deeds of Trust create valid and enforceable First Priority mortgage Liens on the respective properties encumbered thereby, subject only to a standard survey exception, which policies (1) shall include an endorsement for mechanics’ liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that Company has (i) delivered to the title company all certificates and affidavits required by the title company in connection with the issuance of the policies and (ii) paid to the title company or appropriate Government Authorities all expenses and premiums of the title company in connection with the issuance of such policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Deeds of Trust in the appropriate real estate records;

3. With respect to each such property, a title report issued by the title company with respect thereto, dated not more than 30 days prior to the date hereof and satisfactory in form and substance to Administrative Agent;

4. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the policies or in the title reports;

5. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any such property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (2) the community in which any such property is located is participating in the National Flood Insurance Program, (b) if applicable, Company’s written acknowledgement of receipt of written notification from Administrative Agent and in the event any such property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

6. If requested by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which any such property is located with respect to the enforceability of the form(s) of Deeds of Trust to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.”

“F. Intellectual Property. No later than 30 days following the First Amendment Effective Date, Company shall deliver to Administrative Agent cover sheets or other documents or instruments required to be filed in order to create or perfect Liens in all intellectual property of Company and its Subsidiaries in Canada.”

Section 1.4 Amendments to Section 7: Company’s Negative Covenants.

A. Indebtedness.

1. Subsections 7.1(iii) and (vi) of the Credit Agreement are hereby amended by deleting the references to “$5,000,000” contained therein and substituting a reference to “$2,500,000” therefor.

2. Subsection 7.1(iii) of the Credit Agreement is hereby further amended by (i) deleting the word “and” at the end of clause (v) thereof, (ii) deleting the period at the end of clause (vi) thereof and substituting “; and” therefor and (iii) adding the following as new clause (vii) thereof:

“(vii) Company may become and remain liable with respect to Indebtedness in respect of a Capital Lease of the Florida Headquarters.”

B. Liens. Subsection 7.2A(iv) of the Credit Agreement is hereby amended by deleting the reference to “$5,000,000” contained therein and substituting a reference to “$2,500,000” therefor.

C. Investments. Subsection 7.3 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (v) thereof, (ii) deleting the period at the end of clause (vi) thereof and substituting “; and” therefor and (iii) adding the following as new clause (vii) thereof:

“(vii) Company may make a loan in the form of a seller note in connection with the sale and leaseback of the Florida Headquarters, which seller note shall be in form and substance reasonably satisfactory to Administrative Agent.”

D. Restricted Junior Payments. Subsection 7.5 of the Credit Agreement is hereby amended by deleting the reference to “3,000,000” contained in clause (i) thereof and substituting a reference to “1,000,000” therefor.

E. Financial Covenants. Subsection 7.6 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“A. Minimum Adjusted Fixed Charge Coverage Ratio. Company shall not permit the ratio of (i) Consolidated EBITDAR minus (a) taxes based on income of Company and its Subsidiaries on a consolidated basis paid in Cash and (b) Consolidated Maintenance Capital Expenditures to (ii) Consolidated Fixed Charges for any Four Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

Period	Minimum Fixed Charge Coverage Ratio
October 1, 2008 through December 31, 2008	1.50 to 1.00

January 1, 2009 through December 31, 2009	1.40 to 1.00

January 1, 2010 through June 30, 2010	1.45 to 1.00

July 1, 2010 and thereafter	1.50 to 1.00

“B. Maximum Consolidated Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio as at any date during any of the periods set forth below to exceed the correlative ratio indicated:

Period	Maximum Leverage Ratio
October 1, 2008 through December 31, 2008	3.75 to 1.00

January 1, 2009 through March 31, 2009	4.75 to 1.00

April 1, 2009 through September 30, 2009	4.80 to 1.00

October 1, 2009 through December 31, 2009	4.50 to 1.00

January 1, 2010 through March 31, 2010	4.25 to 1.00

April 1, 2010 through June 30, 2010	3.85 to 1.00

July 1, 2010 and thereafter	3.50 to 1.00

“C. Minimum Consolidated EBITDA. Company shall not permit Consolidated EBITDA for any period set forth below to be less than the correlative amount indicated:

Period	Minimum Consolidated EBITDA
January 1, 2009 through March 31, 2009	$8,250,000

January 1, 2009 through June 30, 2009	$17,000,000

January 1, 2009 through September 30, 2009	$24,500,000

January 1, 2009 through December 31, 2009	$33,500,000

April 1, 2009 through March 31, 2010	$34,000,000

July 1, 2009 through June 30, 2010	$35,000 000

October 1, 2009 through September 30, 2010	$35,500,000

January 1, 2010 through December 31, 2010	$35,500,000

; provided, however, in the event any restaurant is sold following the First Amendment Effective Date for a sale price equal to a multiple of the Single Restaurant EBITDA for such restaurant, there shall be added to the calculation of Consolidated Net Income for a period of 18 months following such sale, an amount equal to such Single Restaurant EBITDA minus, in the case of any restaurant sold to a franchisee, the product of such Single Restaurant EBITDA multiplied by 5%; provided further, Company shall not be required to maintain a minimum Consolidated EBITDA for any period in the event the Consolidated Leverage Ratio as at the end of such period is less than or equal to 3.50 to 1.00.”

F. Fundamental Changes; Asset Sales. Subsection 7.7 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (vi) thereof, (ii) deleting the period at the end of clause (vii) thereof and substituting “; and” therefor and (iii) adding the following as new clause (viii) thereof:

“(viii) Company and its Subsidiaries may sell restaurants to franchisees, in each case provided that (a) the consideration received for any such restaurant shall be in the form of Cash or Cash Equivalents, (b) the sale price for any such restaurant shall be at least equal to 4.75 multiplied by the Single Restaurant EBITDA for such restaurant, (c) the proceeds of such sales shall be applied as required by subsection 2.4A(iii)(a), and (d) after giving effect to each such sale, on a reasonable and prudent pro forma basis as determined by the chief executive officer or chief financial officer of Company, as if such sale had occurred on the first day of the most recent twelve-month period for which Company’s results of operations are available, Company would be in compliance with the covenants set forth in subsection 7.6, and Company has delivered to Administrative Agent an Officer’s Certificate so stating and attaching financial information and calculations in form and substance satisfactory to Administrative Agent required to confirm such statement.”

G. Sales and Leasebacks. Subsection 7.9 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“7.9 Sales and Lease-Backs

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) that Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided, however, that (a) Company and its Subsidiaries may engage in such sale and lease-back transactions if all of the following conditions are satisfied: (1) any asset sold or otherwise transferred and leased back in such transaction by Company and its Subsidiaries was acquired in connection with the development of a Ruth’s Chris restaurant, and (2) the proceeds of such sale or transfer are promptly applied as required by subsection 2.4A(iii)(a) and (b) Company may, within 90 days following the First Amendment Effective Date, or such later date as may be agreed to by Administrative Agent, sell and lease-back the Florida Headquarters if all of the following conditions are satisfied: (1) at least $7,500,000 of the consideration received shall be cash and (2) the proceeds of such sale are promptly applied as required by subsection 2.4A(iii)(a).”

H. Capital Expenditures. Section 7 of the Credit Agreement is hereby amended by adding the following new subsection 7.14 thereto:

“7.14. Consolidated Capital Expenditures

Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year, in an aggregate amount in excess of (i) for Fiscal Year 2009, $12,000,000, and (ii) for Fiscal Year 2010 and each Fiscal Year thereafter $10,000,000; provided, however, Company may make additional Consolidated Capital Expenditures in any Fiscal Year following 2009 in an amount not to exceed $5,000,000 in the event that the Consolidated Leverage Ratio, after giving effect to such Consolidated Capital Expenditures, does not exceed 3.35 to 1.00 or in an amount not to exceed $10,000,000 in the event that (a) the Consolidated Leverage Ratio for the immediately preceding two Fiscal Quarters does not exceed 3.25 to 1.00 and (b) the Consolidated Leverage Ratio, after giving effect to such Consolidated Capital Expenditures, does not exceed 3.35 to 1.00.”

Section 1.5 Modification of Schedules and Exhibits.

A. Schedule 2.1. Schedule 2.1 to the Credit Agreement is hereby amended by deleting said Schedule 2.1 in its entirety and substituting in place thereof a new Schedule 2.1 in the form of Schedule 2.1 to this Amendment.

B. Schedule 6.8. Schedule 6.8 to this Amendment is hereby added to the Credit Agreement as Schedule 6.8 thereto.

C. Exhibit XII. Exhibit XII to this Amendment is hereby added to the Credit Agreement as Exhibit XII thereto.

SECTION 2. CONDITIONS TO EFFECTIVENESS.

Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A. On or before the First Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the First Amendment Effective Date:

1. Copies of all amendments to the Organizational Documents of Company executed on or after February 19, 2008, in each case, certified by the Secretary of State of Delaware or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of Company, together with a good standing certificate from the Secretary of State of the State of Delaware, each dated a recent date prior to the First Amendment Effective Date;

2. Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, the Pledge Agreement Amendment (as defined below) and the Deed of Trust, certified as of the First Amendment Effective Date by the secretary or similar officer as being in full force and effect without modification or amendment;

3. Signature and incumbency certificates of its officers executing this Amendment, the Pledge Agreement Amendment and the Deed of Trust; and

4. Executed copies of this Amendment and the First Amendment to Pledge and Security Agreement dated as of the date hereof between Company, its Subsidiaries and Administrative Agent (the “Pledge Agreement Amendment”).

B. Administrative Agent shall have received (i) a duly completed amendment to UCC financing statement, (ii) updated schedules to the Pledge Agreement, and (iii) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent), in each case reflecting the recent name change of Company.

C. Administrative Agent shall have received cover sheets or other documents or instruments required to be filed in order to create or perfect Liens in all intellectual property of Company and its Subsidiaries in the United States.

D. Lenders shall have received copies of one or more favorable written opinions of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for Company, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the First Amendment Effective Date, and setting forth the matters as Administrative Agent acting on behalf of Lenders may reasonably request.

E. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

F. Company shall pay to each Lender executing this Amendment on or before the close of business (San Francisco time) on February 26, 2009, an amendment fee equal to 1.0% of such Lender’s Revolving Loan Exposure.

SECTION 3. COMPANY’S REPRESENTATIONS AND WARRANTIES.

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment, the Pledge Agreement Amendment and the Deed of Trust and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”), the Pledge Agreement Amendment and the Deed of Trust.

B. Authorization of Agreements. The execution and delivery of this Amendment the Pledge Agreement Amendment and the Deed of Trust and the performance of the Amended Agreement, the Pledge Agreement Amendment and the Deed of Trust have been duly authorized by all necessary corporate action on the part of Company.

C. No Conflict. The execution and delivery by Company of this Amendment, the Pledge Agreement Amendment and the Deed of Trust and the performance by Company of this Amendment, the Pledge Agreement Amendment and the Deed of Trust do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

D. Governmental Consents. The execution and delivery by Company of this Amendment, the Pledge Agreement Amendment and the Deed of Trust and the performance by Company of the Amended Agreement, the Pledge Agreement Amendment and the Deed of Trust do not and will not require any Governmental Authorization.

E. Binding Obligation. This Amendment and the Pledge Agreement Amendment have been duly executed and delivered by Company and this Amendment, the Pledge Agreement Amendment and the Amended Agreement are, and the Deed of Trust when executed and delivered, will be, the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 4. ACKNOWLEDGEMENT AND CONSENT.

Each guarantor (or pledgor) listed on the signatures pages hereof (each, a “Guarantor”) hereby acknowledges and agrees that the Subsidiary Guaranty and any Collateral Document (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in this Amendment and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION 5. MISCELLANEOUS.

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment and the Pledge Agreement Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

D. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Company, Requisite Lenders and each of the Credit Support Parties and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

E. Collateral Documents. Each Lender authorizes Administrative Agent, on behalf of and for the benefit of Lender, to execute the Pledge Agreement Amendment.

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EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

RUTH’S HOSPITALITY GROUP, INC. (F/K/A/ RUTH’S CHRIS STEAK HOUSE, INC.)

By:
Name:
Title:

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender, as Co-Lead Arranger and as Administrative Agent

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

BANK OF AMERICA, N.A., individually as a Lender and as Syndication Agent

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, individually as a Lender and as Co-Documentation Agent

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Co-Documentation Agent

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

CAROLINA FIRST BANK, as a Lender

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

CITIBANK N.A., as a Lender

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

RAYMOND JAMES BANK, FSB, as a Lender

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

FIFTH THIRD BANK, as a Lender

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

ACKNOWLEDGED AND AGREED:	R.C. EQUIPMENT, INC. (for purposes of Section 4 only), as a Credit Support Party

By:
Name:
Title:

R.F. INC. (for purposes of Section 4 only), as a Credit Support Party

By:
Name:
Title:

RCSH HOLDINGS, INC. (for purposes of Section 4 only), as a Credit Support Party

By:
Name:
Title:

RCSH MANAGEMENT, INC. (for purposes of Section 4 only), as a Credit Support Party

By:
Name:
Title:

RCSH OPERATIONS, INC. (for purposes of Section 4 only), as a Credit Support Party

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

RCSH OPERATIONS, LLC (for purposes of Section 4 only), as a Credit Support Party

By:	RUTH’S HOSPITALITY GROUP, INC., as Sole Member and Manager

By:
Name:
Title:

RCSH PROMOTIONS, LLC (for purposes of Section 4 only), as a Credit Support Party

By:	RUTH’S HOSPITALITY GROUP, INC., as Sole Member and Manager

By:
Name:
Title:

RUTH’S CHRIS STEAK HOUSE BOSTON, LLC (for purposes of Section 4 only), as a Credit Support Party

By:	RUTH’S HOSPITALITY GROUP, INC., as Sole Member and Manager

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

RUTH’S CHRIS STEAK HOUSE DALLAS, L.P. (for purposes of Section 4 only), as a Credit Support Party

By:	RUTH’S HOSPITALITY GROUP, INC., as General Partner

By:
Name:
Title:

RUTH’S CHRIS STEAK HOUSE TEXAS, L.P. (for purposes of Section 4 only), as a Credit Support Party

By:	RUTH’S HOSPITALITY GROUP, INC., as General Partner

By:
Name:
Title:

RUTH’S CHRIS STEAK HOUSE #15, INC. (for purposes of Section 4 only), as a Credit Support Party

By:
Name:
Title:

RUTH’S CHRIS STEAK HOUSE FRANCHISE, INC. (for purposes of Section 4 only), as a Credit Support Party

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

RHG FISH MARKET, INC. (for purposes of Section 4 only), as a Credit Support Party

By:
Name:
Title:

RHG KINGFISH, LLC (for purposes of Section 4 only), as a Credit Support Party

By:	RUTH’S HOSPITALITY GROUP, INC., as Sole Member

By:
Name:
Title:

RCSH MILLWORK, LLC (for purposes of Section 4 only), as a Credit Support Party

By:	RCSH OPERATIONS, LLC, as Sole Member and Manager

By:	RUTH’S HOSPITALITY GROUP, INC., as Sole Member and Manager

By:
Name:
Title:

RCSH UTAH, INC. (for purposes of Section 4 only), as a Credit Support Party

By:
Name:
Title:

First Amendment to First Amended

and Restated Credit Agreement

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